UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 7, 2020

Dun & Bradstreet Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-39361	83-2008699
(State of incorporation)	(Commission file number)	(IRS Employer Identification Number)

103 JFK Parkway

Short Hills, New Jersey 07078

(Address of principal executive offices)

(973) 921-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Common Stock, $0.0001 par value	DNB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

On October 7, 2020, Dun & Bradstreet Holdings, Inc. (the “Company”) issued a press release announcing that its subsidiary, Dun & Bradstreet Holdings B.V., had entered into a definitive agreement to purchase the outstanding shares of Bisnode Business Information Group AB, a leading European data and analytics firm and long-standing member of the Dun & Bradstreet Worldwide Network, for an estimated purchase price upon closing of 7.2 billion SEK or approximately $818 million USD. The transaction is expected to close in January 2021, subject to required regulatory approvals and customary closing conditions. The Company also posted an investor presentation announcing the transaction to its website at www.dnb.com. Copies of the press release issued by the Company and the investor presentation announcing the transaction are attached as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index

Exhibit Index

99.1	Press release dated as of October 7, 2020.

99.2	Investor presentation dated as of October 8, 2020.

104	Cover Page Interactive Date File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUN & BRADSTREET HOLDINGS, INC.
Date: October 8, 2020
/s/ Joe A. Reinhardt, III
Joe A. Reinhardt, III
Chief Legal Officer